UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2013

WESTELL TECHNOLOGIES, INC.
(Exact name of registrant as specified in charter)

Delaware	0-27266	36-3154957
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 North Commons Drive, Aurora, Illinois	60504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 898-2500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 1, 2013, Westell Technologies, Inc., a Delaware corporation ("Westell Technologies" or the "Company"), announced that its wholly-owned subsidiary Westell, Inc. ("Westell") has completed the previously announced acquisition of Kentrox, Inc., an Oregon Corporation ("Kentrox"), pursuant to the terms of an Agreement and Plan of Merger, dated as of March 15, 2013 (the "Merger Agreement"), by and among Westell, Wes Acquisition Sub, Inc., an Oregon corporation and a wholly-owned subsidiary of Westell (the "Merger Sub"), Kentrox, and Investcorp Technology Ventures II, L.P., a Delaware limited partnership, as the shareholders' representative.

Pursuant to the Merger Agreement, at the closing, Merger Sub was merged with and into Kentrox, with Kentrox surviving as an indirect wholly-owned subsidiary of the Company.
The total consideration paid for the acquisition was $30 million in cash, subject to a post-closing working capital adjustment and escrow provisions. The Merger Agreement contains representations and warranties customary for a transaction of this type.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. A copy of the press release announcing the completion of the transaction is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated as of March 15, 2013, by and among Westell, Inc., Wes Acquisition Sub, Inc., Kentrox, Inc., and Investcorp Technology Ventures II, L.P. (incorporated by reference to Exhibit 2.1 to the Westell Technologies, Inc. Form 8-K filed on March 18, 2013)

99.1	Press Release issued by Westell Technologies, Inc., dated April 1, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTELL TECHNOLOGIES, INC.

Date: April 1, 2013	By:	/s/ Brian S. Cooper
Brian S. Cooper
Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated as of March 15, 2013, by and among Westell, Inc., Wes Acquisition Sub, Inc., Kentrox, Inc., and Investcorp Technology Ventures II, L.P. (incorporated by reference to Exhibit 2.1 to the Westell Technologies, Inc. Form 8-K filed on March 18, 2013)

99.1	Press Release issued by Westell Technologies, Inc., dated April 1, 2013